UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

POWER-SAVE ENERGY CORP.
(Name of small business in its charter)

Colorado	0-31767	84-1536521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3940-7 Broad Street, #200, San Luis Obispo, CA		93401
(Address of principal executive offices)		(Zip Code)

Issuer's telephone number: (866) 297-7192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On November 14, 2005, this Issuer sold approximately 29,000,000 equity securities (“common stock”) to it’s President, Michael Forster, an existing shareholder of the Issuer in a transaction that was not registered under the Securities Act of 1933, as amended (the "Securities Act"). The aggregate consideration for common shares sold on November 14, 2005 was $145,000.00 in cash.
The shares of common stock were issued by the Issuer in reliance upon an exemption from registration under the Securities Act set forth in Section 4(2) of the Securities Act, as transactions not constituting a public offering of securities because the equity securities were issued privately without general solicitation or advertising. In connection with the sales of the equity securities described above, there were no underwriting discounts or commissions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER-SAVE ENERGY CORP.

By: /s/ Michael Forster
Michael Forster, President
Date: December 2, 2005

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